SCHEDULE 14A INFORMATION

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BAILLIE GIFFORD FUNDS

Important information for Shareholders of The International Equity Fund, The EAFE
Fund, and The Emerging Markets Fund, each a series of Baillie Gifford Funds
(individually a “Fund,” collectively the “Funds”)

SOLICITATION OF SHAREHOLDER CONSENT FOR ELECTION OF TRUSTEES

March 17, 2009

Shareholders of Baillie Gifford Funds (the “Trust”) are requested by the trustees of the Trust to review the following information and approve the election of the proposed slate of trustees for the Trust.  To enable you to make an informed decision, the information in this document summarizes the trustee election requirements and provides some additional background information.

The nominees for trustees and their backgrounds are shown in the following pages.  This information includes each nominee’s name, age, principal occupation(s) during the past 5 years, and other information about the nominee’s professional background, including other trusteeships or directorships held.  Each trustee, once in office, oversees all of the Funds and will serve until he or she resigns, dies or is removed, or, if sooner, until the election and qualification of his or her successor.

Please review the information below and submit the enclosed Action by Written Consent of Shareholders to the Trust’s investment manager, Baillie Gifford Overseas Limited (“Baillie Gifford”) as soon as possible, but in any event no later than April 1, 2009:

Attn: Nigel Cessford

Baillie Gifford Overseas Limited

Calton Square

1 Greenside Row

Edinburgh, Scotland

United Kingdom  EH1 3AN

Nigel.cessford@bailliegifford.com

Tel: 011 44 131 275 2310

Fax: 011 44 131 275 3970

If you have any questions, please feel free to contact Nigel Cessford at the telephone number or email address above.

Who is Eligible to Consent?

All shareholders of record of the Trust as of the opening of business on April 1, 2009 are entitled to consent in writing to the election of the trustees.  Consents received prior to that date will be held by Baillie Gifford on behalf of the shareholder until April 1 and will be considered voted in the amount of shares held as of April 1.

Proposed Candidates

Name / Age	Role with the Trust	Professional Background, other Directorships, if any, and Principal Occupation(s) During the Past 5 Years

Current Independent Trustees

John G. Barrie, Jr. (68)	Currently serving as independent trustee of Baillie Gifford Funds (since 2000)	Mr. Barrie retired in April 2000. Prior to his retirement, he served as the Assistant Treasurer for Dominion Resources, Inc., a large electric and gas utility company in Richmond, Virginia.

George W. Browning (67)	Currently serving as independent trustee of Baillie Gifford Funds (since 2007)	Mr. Browning retired in April 2006. Prior to his retirement, he served as Managing Director, Client Service, for Babson Capital management, LLC, an investment manager in Boston, Massachusetts.

New Independent Trustee

Bruce C. Long (63)	Nominee for independent trustee of Baillie Gifford Funds

Mr. Long retired in December 2007 from Guardian Life Insurance, where he was an Executive Vice President. In addition to this role, Mr. Long served as President and Director for various companies under the Guardian Life umbrella, including service as a Director for Guardian Baillie Gifford, a joint venture between Guardian Life and Baillie Gifford Overseas Limited. Mr. Long currently provides consulting services to DALBAR, Inc., a ratings company for the financial services industry headquartered in Boston, Massachusetts.

New Interested Trustee

Peter C. Hadden (52)	Nominee for trustee of Baillie Gifford Funds

Mr. Hadden is a Director of Baillie Gifford Overseas Limited, the Trust’s investment adviser and manager. Baillie Gifford Overseas Limited is a wholly owned subsidiary of Baillie Gifford & Co. (investment manager), which is controlled by its full-time working partners. Mr. Hadden became a Partner of Baillie Gifford & Co. in 2008, prior to which he was a Director. Mr. Hadden currently serves as a Vice President of the Trust.(1)

(1) Mr. Hadden is deemed to be an “interested person” (as defined in the Investment Company Act of 1940) by virtue of his positions as an officer of the Trust, director of Baillie Gifford Overseas Limited, and his position as partner of Baillie Gifford & Co.

Description of Current Board, Trustee Roles and Responsibilities

The Board of Trustees currently consists of John G Barrie, Jr., George W. Browning, and R. Robin Menzies.  Each trustee oversees all of the series of the Trust, which consists of five series, three of which are currently operational.  Messrs. Barrie and Browning currently constitute all of the trustees who are not “interested persons” of the Funds or Baillie Gifford as defined in the Investment Company Act of 1940 (the “1940 Act”), which are referred to herein individually as an “Independent Trustee” and collectively as the “Independent Trustees.”  Mr. Menzies has stated his intention to resign from the Board of Trustees as of April 1, 2009 as he is retiring from Baillie Gifford.

Although trustees do not manage fund portfolios, the Board of Trustees is responsible for the overall management and supervision of the Trust’s affairs and for protecting the interests of shareholders.  The Board of Trustees meets periodically throughout the year to oversee the Trust’s activities, review contractual arrangements with service providers, monitor compliance with regulatory requirements, and review performance.  In carrying out these responsibilities, the trustees are assisted by independent legal counsel (Vedder Price P.C.), by the Funds’ auditors and by other experts as appropriate, each selected by and responsible to the trustees.  The Independent Trustees meet regularly as a group in executive session.  Each trustee, once appointed or elected, serves as trustee of the Trust until he or she resigns, dies or is removed, or, if sooner, until the election and qualification of his or her successor.

The Board of Trustees has established an Audit Oversight Committee.  The purposes of the Audit Oversight Committee are to oversee the Trust’s accounting and financial reporting policies and practices, its internal controls, and the quality and objectivity of the Trust’s financial statements, and to act as liaison between the Trust’s independent registered public accounting firm and the Board of Trustees.  The current members of the Audit Oversight Committee are Messrs. Barrie and Browning, with Mr. Barrie serving as Chairman.  During the 2008 fiscal year, the Audit Oversight Committee met once.

The Board of Trustees has not established a nominating committee.  The Independent Trustees work collaboratively with respect to the nomination of other Independent Trustees and all of the Board members work collaboratively with respect to the nomination of interested trustees.  The Board of Trustees believes it is appropriate not to have a nominating committee in light of the small size of the Board and the historically low membership turnover of the Board.  The Trust does not currently have a policy on shareholder submission of director candidates.  The Board of Trustees does not feel such a policy is necessary given the nature of the shareholder base.

Each Independent Trustee receives a fee for his or her services.  Effective January 1, 2009, the Independent Trustees receive compensation of $25,000 per annum.  Prior to January 1, 2009, the annual compensation for Independent Trustees was $12,500.  The Independent Trustee serving as the Audit Oversight Committee Chairman receives an additional annual fee of $2,500.  The Trust pays no compensation to its officers or to the trustees who are interested persons of the Trust.

None of the current or proposed Trustees is a shareholder of any of the Funds.

Shareholders may direct communications to the Board of Trustees as a whole or to specified individual trustees by submitting them to the following address:

Baillie Gifford Funds

Attention: “Board of Trustees” or any specified trustee(s)

Calton Square

1 Greenside Row

Edinburgh, Scotland

United Kingdom  EH1 3AN

Trustee Election by Shareholders

The Trust is an open-end series investment company organized as a Massachusetts business trust under the laws of the Commonwealth of Massachusetts by an Amended and Restated Agreement and Declaration of Trust (“Declaration of Trust”) dated August 17, 2001, as subsequently amended from time to time.  The Trust is registered with the Securities and Exchange Commission (the “SEC”) as an investment company under the 1940 Act, though its shares are offered privately pursuant to an exemption from registration under the Securities Act of 1933.

The Declaration of Trust provides that trustees may be elected by shareholders at a shareholder meeting called for such purpose or may be elected by shareholders through a written consent, as long as shareholders holding a majority of the shares of the Trust consent to the election in writing and such written consents are filed with the records of the meetings of shareholders.

While the Trust does not hold regular shareholder meetings, special meetings of shareholders may be called, or written consents may be solicited, for purposes such as electing or removing trustees, changing a fundamental investment policy or approving an investment advisory agreement.  The 1940 Act and the Declaration of Trust require a shareholder vote to elect trustees if, without such a vote, less than a majority of the trustees then in office would have previously been elected by shareholders.  Mr. Barrie is the only nominee who has previously been elected by a shareholder vote, as Mr. Browning was appointed by the Board of Trustees on March 26, 2007, and Messrs. Long and Hadden have been nominated to begin their service as of April 1, 2009.

Requested Action

You are being requested to consent to the election of the trustees proposed above by completing the enclosed Action by Written Consent of Shareholders.  Once shareholders holding a majority of the shares of the Trust have consented to the election of the trustees in writing, each trustee will serve as trustee of the Trust effective April 1, 2009 until he resigns, dies or is removed, or, if sooner, until the election and qualification of his successor.

If you consent to the election of the trustees as described above, please execute the enclosed Action by Written Consent of Shareholders and return the signed document to Baillie Gifford, the Trust’s investment manager, as soon as possible, but in any event on or before April 1, 2009, to Mr. Nigel Cessford at Baillie Gifford via mail, email or fax as follows:

Attn: Nigel Cessford

Baillie Gifford Overseas Limited

Calton Square

1 Greenside Row

Edinburgh, Scotland

United Kingdom  EH1 3AN

Nigel.cessford@bailliegifford.com

Tel: 011 44 131 275 2310

Fax: 011 44 131 275 3970

Further Information

Financial Information

A copy of the Trust’s most recent annual report is included with these materials for your reference.

Limitation of Trustee Liability

The Declaration of Trust provides that the trustees will not be liable for errors of judgment or mistakes of fact or law.  However, nothing in the Declaration of Trust protects a trustee against any liability to which the trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.  The By-Laws of the Trust provide for indemnification by the Trust of the trustees and officers of the Trust except with respect to any matter as to which any such person did not act in good faith in the reasonable belief that such action was in the best interest of the Trust.  No officer or trustee may be indemnified against any liability to the trust of the Trust’s shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Independent Registered Public Accounting Firm

Briggs, Bunting & Dougherty, LLP (“BBD”), Two Penn Center Plaza, Suite 820, Philadelphia, PA 19102, an independent registered public accounting firm, has served as the independent registered public accounting firm of the Trust since 2006.  The Board of Trustees will review audit-related materials from BBD and make its final selection of an independent public accounting firm for the current fiscal year at the next Board meeting, currently scheduled for March 26, 2009.  The Audit Oversight Committee and the full Board of Trustees unanimously approved the selection of BBD as independent registered public accounting firm for the prior fiscal year on March 11, 2008.

The following table presents fees billed in each of the last two fiscal years for services rendered to the Trust by the Trust’s independent registered public accounting firm:

Fiscal Year	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees
2007	$22,000	$0	$4,000	$0
2008	$55,500	$0	$12,000	$0

Audit fees include amounts for auditing and reporting on the financial statements and the financial highlights included in the Fund’s annual report to the shareholders, issuance of the auditor’s consent to be included in the Amendment to the Registration Statement, issuance of the auditor’s report on internal controls for inclusion in form N-SAR and provision of comments on the Trust’s interim financial statements (as requested).

Tax fees include amounts for services rendered to the Trust for tax compliance, tax planning and tax advice, including tax return preparation and review of and participation in determining required income and capital gains distributions.

The aggregate non-audit fees billed by the Trust’s accountant for services rendered to the Trust and rendered to the Trust’s investment adviser and any entity controlling, controlled by, or under common control with the adviser that provides ongoing services to the Trust were as follows:

2007:	$0
2008:	$0

Engagements that are required to be pre-approved by the Trust’s Audit Oversight Committee may be pre-approved (i) at any regular or special meeting of the Committee or (ii) by the Chairman of the Committee or any other member of the Committee who is an Independent Trustee of the Trust if the estimated dollar amount of the fee for the particular service does not exceed a certain threshold.

For each of the Trust’s last two fiscal years, the Trust’s principal accountant did not bill for services required to be approved pursuant to paragraph (c)(7)(ii) of Regulation S-X.

In evaluating the independence of the Trust’s accountant, the Audit Oversight Committee of the registrant’s Board of Trustees considered the provision of non-audit services, which were not pre-approved pursuant to Rule 2-01(c)(7)(ii) of Regulation S-X, rendered to the Trust’s investment adviser and any entity controlling, controlled by or under common control with the investment adviser that provides ongoing services to the Trust.  No such services were provided during the most recent fiscal year.

Officers and Other Information

All of the officers of the Trust are employees of Baillie Gifford or its affiliates.  Because of their positions with Baillie Gifford or its affiliates, Mr. Hadden (nominee for trustee of the Trust) and the other officers of the Trust will benefit from management fees and service charges paid or allowed by the Funds.  In addition to Mr. Hadden, the other officers of the Trust are as follows:

Name and Age (1)	Position(s) Held with Trust	Length of Time Served (2)	Principal Occupation During Past 5 Years (3)
Officers (other than officers who are also Trustees or Nominee Trustees)
Edward H. Hocknell Age 48	Vice President	Since 2000	Partner, Baillie Gifford & Co. (investment manager); Director, Baillie Gifford Overseas Limited (investment adviser).

Name and Age (1)	Position(s) Held with Trust	Length of Time Served (2)	Principal Occupation During Past 5 Years (3)
Alan Paterson Age 41	Vice President	Since 2000	Partner, Baillie Gifford & Co. (investment manager).
Dickson Jackson Age 37	Vice President	Since 2005	Head of Institutional Clients Accounting Department, Baillie Gifford & Co. (investment manager); formerly, Treasurer of the Trust, 2001 to 2005.
Andrew Telfer Age 40	Vice President	Since 2008	Partner, Baillie Gifford & Co. (investment manager); Chief Executive, Baillie Gifford Overseas Limited (investment adviser).
Peter Cooke Age 44	Vice President	Since 2008	Partner, Baillie Gifford & Co. (investment manager); Director, Baillie Gifford Overseas Limited (investment adviser).
Nigel Cessford Age 45	Treasurer	Since 2005	Head of Overseas Institutional Clients Accounting Department, Baillie Gifford & Co. (investment manager).
Angus N.G. Macdonald Age 43	Secretary	Since 2000	Head of Legal for the Baillie Gifford Group (investment manager).
Graham Laybourn Age 42	Chief Compliance Officer	Since 2005	Compliance Officer, Baillie Gifford Group (investment manager).

(1)  The address of each officer of the Trust is c/o Baillie Gifford Funds, Calton Square, 1 Greenside Row, Edinburgh, Scotland, United Kingdom  EH1 3AN.

(2)  The President, Secretary, and Treasurer of the Trust are elected annually by the Board of Trustees.  Other officers may be elected or appointed by the trustees at any time.

(3)  Previous positions during the past five years with Baillie Gifford & Co., the Manager and Baillie Gifford Group are omitted if not materially different from the positions listed.

Outstanding Shares of the Funds as of February 27, 2009

Fund and Class	Outstanding Shares
The International Equity Fund
Class 1	18,108,288.220
Class 2	4,306,305.356
Class 3	N/A
Class 4	N/A
The EAFE Fund
Class 1	6,668,862.060
Class 2	8,114,334.656
Class 3	N/A
Class 4	38,265,732.378

Fund and Class	Outstanding Shares
The Emerging Markets Fund
Class I	760,100.955
Class II	2,690,563.303
Class III	11,980,409.978

5% Beneficial Ownership as of February 27, 2009

For the International Equity Fund, The Colorado Trust, located at 1600 Sherman Street, Denver, CO 80203, owned 4,306,305.356 shares or 100% of the voting securities of Class 2, equivalent to 19.3% of the voting securities of the Fund; Smithfield Foods, Inc., located at 200 Commerce Street, Smithfield, VA 23430, owned 4,059,933.088 shares or 22.42% of the voting securities of Class 1, equivalent to 18.1% of the voting securities of the Fund; P.H. Glatfelter Company Master Retirement Trust, located at 96 South George Street, Suite 400, York, PA 17401, owned 3,475,998.687 shares or 19.20% of the voting securities of Class 1, equivalent to 15.5% of the voting securities of the Fund; ProMedica Health System Trust, located at 1801 Richards Road, Toledo, OH, owned 2,362,655.784 shares or 13.05% of the voting securities of Class 1, equivalent to 10.6% of the voting securities of the Fund; The Scripps Research Institute, located at 10550 North Torrey Pines Road, TPC-16, La Jolla, CA 92037 owned 1,750,268.440 shares or 9.66% of the voting securities of Class 1, equivalent to 7.8% of the voting securities of the Fund; The NSTAR Retirees Benefit Trust, located at One NSTAR Way, SE260, Westwood, MA 02090, owned 1,706,757.915 shares or 9.42% of the voting securities of Class 1, equivalent to 7.6% of the voting securities of the Fund; Georgia Tech Foundation, Inc., located at 760 Spring Street NW, Suite 400, Atlanta, GA 30308 owned 3,684,727.698 shares or 20.15% of the voting securities of Class 1, equivalent to 16.3% of the voting securities of the Fund.

For the EAFE Fund, Creighton University, located at 2500 California Plaza, Omaha, NE, 68178, owned 3,536,455.305 shares or 53.03% of the voting securities of Class 1, equivalent to 6.7% of the voting securities of the Fund; St. Louis University, located at 3545 Lafayette Avenue, 6th Floor, St. Louis, MO, 63104, owned 3,132,406.755 shares or 46.97% of the voting securities of Class 1, equivalent to 5.9% of the voting securities of the Fund; Kentucky Teachers’ Retirement System, located at 479 Versailles Road, Frankfort, KY, 40601-3800, owned 38,265,732.378 shares or 100% of the voting securities of Class 4, equivalent to 72.4% of the voting securities of the Fund; Iowa Peace Officers Retirement, Accident and Disability System, located at State Capitol Building, Room 114, Des Moines, IA, 50319, owned 5,409,556.438 shares or 66.67% of the voting securities of Class 2, equivalent to 10.2% of the voting securities of the Fund; Iowa Peace Judicial Retirement System, located at State Capitol Building, Room 114, Des Moines, IA, 50319, owned 2,704,778.218 shares or 33.33% of the voting securities of Class 2, equivalent to 5.1% of the voting securities of the Fund.

For the Emerging Markets Fund, Nebraska Investment Council, which is a Nebraska state investment agency located at 941 “O” Street, Suite 500, Lincoln, NE 68506, owned 8,107,477.711 shares or 67.68% of the voting securities of Class III, equivalent to 52.7% of the voting securities of the Fund; the Fire and Police Pension Association of Colorado, located at 5290 DTC Parkway,

Suite 100, Greenwood Village, CO 80111-2721, owned 2,690,563.303 shares or 100% of the voting securities of Class II, equivalent to 17.5% of the voting securities of the Fund; The William Penn Foundation, located at Two Logan Square, 11th Floor, 100 North 8th Street, Philadelphia, PA, 19103, owned 2,068,277.565 shares or 17.26% of the voting securities of Class III, equivalent to 13.4% of the voting securities of the Fund; Casey Family Programs, located at 1300 Dexter Avenue N, Floor 3, Seattle, WA, 98109, owned 1,804,654.702 shares or 15.06% of the voting securities of Class III, equivalent to 11.7% of the voting securities of the Fund; and the Guardian Life Assurance Company of America, located at 7 Hanover Square, 20th Floor, New York, NY 10004, owned 760,100.955 shares or 100% of the voting securities of Class I, equivalent to 5% of the voting securities of the Fund.

BAILLIE GIFFORD FUNDS

Action by Written Consent of the Shareholders

Dated as of April 1, 2009

The undersigned, representing at least a majority of Shares of the Baillie Gifford Funds (the “Trust”), consent to the following actions and adopt the following votes:

Election of Trustees

VOTED:                                             That the number of Trustees of the Trust be, and it hereby is, fixed at four.

VOTED:                                             That the following persons be, and each hereby is, elected as Trustees of the Trust, to serve in accordance with the Trust’s Declaration of Trust and bylaws.

John G. Barrie, Jr.

George W. Browning

Bruce C. Long

Peter C. Hadden

This consent may be executed in one or more counterparts and shall be filed with the records of the meetings of Shareholders and shall be treated for all purposes as action taken at a meeting of Shareholders.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the undersigned have executed this Action by Written Consent of the Shareholders as of the date first set forth above.

BY:

Name:
Title:

[Signature page – Action by Written Consent of the Shareholders]